Exhibit 10.2 EXECUTION VERSION GUARANTY AGREEMENT Dated as of May 31, 2018 of ALLSTEEL INC. HEARTH & HOME TECHNOLOGIES LLC THE HON COMPANY LLC 4849-1772-2720 v.4 4259388 \\DC - 047743/000003 - 12151411 v6

Exhibit 10.2

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1.	GUARANTY	1
SECTION 2.	OBLIGATIONS ABSOLUTE	3
SECTION 3.	WAIVER	4
SECTION 4.	OBLIGATIONS UNIMPAIRED	4
SECTION 5.	SUBROGATION AND SUBORDINATION	5
SECTION 6.	REINSTATEMENT OF GUARANTY	6
SECTION 7.	RANK OF GUARANTY	6
SECTION 9.	REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR	6
SECTION 10.	TERM OF GUARANTY AGREEMENT	6
SECTION 11.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	7
SECTION 12.	AMENDMENT AND WAIVER	7
Section 12.1.	Requirements	7
Section 12.2.	Solicitation of Holders of Notes	7
Section 12.3.	Binding Effect	8
Section 12.4.	Notes Held by Company, Etc.	8
SECTION 13.	NOTICES	8
SECTION 15.	MISCELLANEOUS	9
Section 14.1.	Successors and Assigns; Joinder	9
Section 14.2.	Severability	9
Section 14.3.	Construction	9
Section 14.4.	Further Assurances	9
Section 14.5.	Governing Law	9
Section 14.6.	Jurisdiction and Process; Waiver of Jury Trial	9

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GUARANTY AGREEMENT THIS GUARANTY AGREEMENT, dated as of May 31, 2018 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.” PRELIMINARY STATEMENTS: I. HNI Corporation, an Iowa corporation (the “Company”), entered into a Note Purchase Agreement dated as of May 31, 2018 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the Purchaser Schedule thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein. II. The Company has authorized the issuance of, and proposes to issue and sell, pursuant to the Note Agreement, (a) $50,000,000 aggregate principal amount of its 4.22% Senior Notes, Series A, due May 31, 2025 (“Series A Notes”) and (b) $50,000,000 aggregate principal amount of its 4.40% Senior Notes, Series B, due May 31, 2028 (the “Series B Notes” and together with the Series A Notes, each as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”). III. It is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect. IV. Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The governing body of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor. NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows: SECTION 1. GUARANTY. Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, \\DC - 047743/000003 - 12151411 v6 reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement. Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket charges of one outside counsel representing the holders taken as a whole and, if reasonably required by the Required Holders, one counsel in any relevant jurisdiction representing the holders taken as a whole) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement; provided that no such indemnity shall be owing by the Guarantors if the applicable damage, loss, cost or expense is found by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such holder or of any affiliate of such holder. Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement. Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, each Guarantor hereby agrees that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed -2- \\DC - 047743/000003 - 12151411 v6

Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law. SECTION 2. OBLIGATIONS ABSOLUTE. The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). -3- \\DC - 047743/000003 - 12151411 v6

SECTION 3. WAIVER. Each Guarantor unconditionally waives to the fullest extent permitted by law, except as specifically provided herein, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder. SECTION 4. OBLIGATIONS UNIMPAIRED. Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders. If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any -4- \\DC - 047743/000003 - 12151411 v6

other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations. SECTION 5. SUBROGATION AND SUBORDINATION. (a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash. (b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request during the existence of any Default or Event of Default, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement. (c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement. (d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits. (e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall -5- \\DC - 047743/000003 - 12151411 v6 be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations. SECTION 6. REINSTATEMENT OF GUARANTY. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made. SECTION 7. RANK OF GUARANTY. Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing. SECTION 8. [RESERVED] SECTION 9. REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR. Each Guarantor represents and warrants to each holder that such Guarantor is not entitled to raise the defense of sovereign, tribal or governmental immunity in connection with any legal proceeding to enforce or collect upon this Guaranty Agreement or the transactions contemplated hereby (including without limitation, immunity from service of process and immunity from jurisdiction of any court or tribunal in respect of itself, including the payment of any principal, Make-Whole Amount, if any, interest and all other amounts becoming due under this Guaranty Agreement). SECTION 10. TERM OF GUARANTY AGREEMENT. This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until (a) such time as all of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) shall be indefeasibly paid -6- \\DC - 047743/000003 - 12151411 v6 in full in cash and shall be subject to reinstatement pursuant to Section 6 or (b) the release of such Guarantor pursuant to Section 9.7(b) of the Note Agreement. SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof. SECTION 12. AMENDMENT AND WAIVER. Section 12.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver of (a) any of the provisions of Sections 2, 10, and 12 or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing. Section 12.2. Solicitation of Holders of Notes. (a) Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. (b) Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment. -7- \\DC - 047743/000003 - 12151411 v6

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 13 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including any Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. Section 12.3. Binding Effect. Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time. Section 12.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding. SECTION 13. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (a) if to any Guarantor, to such Guarantor at the address specified on the signature page hereto, or such other address as such Guarantor shall have specified to the holders in writing, or (b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing. -8- \\DC - 047743/000003 - 12151411 v6

SECTION 14. MISCELLANEOUS. Section 14.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement. Section 14.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction. Section 14.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires. Section 14.4. Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement. Section 14.5. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 14.6. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any -9- \\DC - 047743/000003 - 12151411 v6 objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (c) Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (d) THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH. -10- \\DC - 047743/000003 - 12151411 v6

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written. ALLSTEEL INC. By: /s/ Jack D. Herring ____________________ Name: Jack D. Herring Title: Treasurer Notice Address for such Guarantor 600 East Second Street Muscatine, Iowa 52761 Attention: Jack D. Herring HEARTH & HOME TECHNOLOGIES LLC By: /s/ Jack D. Herring ____________________ Name: Jack D. Herring Title: Treasurer Notice Address for such Guarantor 600 East Second Street Muscatine, Iowa 52761 Attention: Jack D. Herring THE HON COMPANY LLC By: /s/ Jack D. Herring ____________________ Name: Jack D. Herring Title: Treasurer Notice Address for such Guarantor 600 East Second Street Muscatine, Iowa 52761 Attention: Jack D. Herring \\DC - 047743/000003 - 12151411 v6

EXHIBIT A GUARANTOR SUPPLEMENT THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [__________, 20__] is made by [__________], a [____________](the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below: PRELIMINARY STATEMENTS: I. Pursuant to the Note Purchase Agreement dated as of May 31, 2018 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among HNI Corporation, an Iowa corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (a) $50,000,000 aggregate principal amount of its 4.22% Senior Notes, Series A, due May 31, 2025 (“Series A Notes”) and (b) $50,000,000 aggregate principal amount of its 4.40% Senior Notes, Series B, due May 31, 2028 (the “Series B Notes” and together with the Series A Notes, each as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”). II. The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of May 31, 2018 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”). III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder. IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement. Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows: The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other \\DC - 047743/000003 - 12151411 v6

Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement. Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor. The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below. IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written. [NAME OF GUARANTOR] By: ___________________________________ Name: Title: Notice Address for such Guarantor ______________________________________ _______________________________________ _______________________________________ A-2 \\DC - 047743/000003 - 12151411 v6